UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 21, 2022 (September 9, 2022)

THE HEALING COMPANY INC.
(Exact name of registrant as specified in its charter)

Nevada	333-152805	26-2862618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11th Floor, Ten Grand Street, Brooklyn, New York	11249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +1 866-241-0670

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 9, 2022, The Healing Company Inc. (the “Company”) entered into a loan purchase and sale agreement (the “Agreement”) with CirlceUp Credit Advisors LLC (the “Seller”) pursuant to which it agreed to purchase from the Seller all loans and loan accommodations (the “Loan”) made by the Seller to Your Superfoods, Inc. and Your Super, Inc. (together, “Your Super Company”).

Pursuant to the terms of the Agreement, a copy of which is attached hereto as Exhibit 10.1, as consideration for purchase of the Loan, the Company made a cash payment of $2,000,000 to the Seller and issued the Seller a warrant to purchase 1,500,000 restricted shares of the Company’s common stock. This warrant will begin to vest on the one-year anniversary of the closing of the purchase of the Loan with 12.5% of the Warrant amount (187,500 shares) vesting on that date and the remaining portion of the Warrant vesting in seven quarterly installments of 187,500 shares each over the next seven quarters. Vesting of the Warrant will be accelerated upon the occurrence of a sale or merger of the Company. The Warrant will terminate on the seventh anniversary of the closing date and will be subject to customary adjustments of the warrant price and number of shares for splits, stock dividends, recapitalizations and the like.

As of the date of the Agreement, the outstanding principal amount of the Loan along with accrued but unpaid interest was approximately $7.614 million. The Loan stopped accruing interest on July 22, 2022.

The Company purchased the Loan to provide additional time for the negotiation of the Company’s possible acquisition of the assets of Your Super Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Loan Purchase and Sale Agreement dated September 9, 2022, by and between The Healing Company Inc. and CircleUp Credit Advisors LLC
104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HEALING COMPANY INC.

/s/ Simon Belsham

Simon Belsham

Chief Executive Officer

Date: September 21, 2022

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